Agreement for the Transfer of Ownership of 3894517 Canada Inc.
From Benoit Laliberté
To United American Corporation

BY AND BETWEEN:

Benoit Laliberté, businessman, domiciled at 220 rue de la Coulée, Mont-St-Hilaire, Quebec J3H 5Z6, Canada, owner of share certificate #001 for 100 shares of the common stock of 3894517 Canada Inc.

And:

3894517 Canada Inc., a Canadian Corporation, whose main offices are located at 220 rue de la Coulée, Mont-St-Hilaire, Quebec J3H 5Z6, Canada, hereby represented by Nathalie Poudrier, director, duly authorized as she so declares,

And:

United American Corporation, a Florida corporation whose main offices are located at 220 rue de la Coulée, Mont-St-Hilaire, Quebec J3H 5Z6, Canada, hereby represented by Benoit Laliberté, duly authorized as he declares,

WHEREAS,

In light of the share exchange agreement between United American Corporation and 3874958 Canada Inc., where Benoit Lalibertébecame the beneficial owner of 26,250,000 shares of the common stock of United American Corporation,

Benoit Lalibertéhas agreed to transfer his 100 shares and hence 100% ownership of 3894517 Canada Inc. to United American Corporation for its use as a banking agent.

SIGNED, this 1st day of July, 2004, in Montreal, Canada.

/s/ Benoit Laliberté     /s/ Nathalie Poudrier
Benoit Laliberté        Nathalie Poudrier
          For 3894517 Canada Inc.

/s/ Benoit Laliberté
Benoit Laliberté
For United American Corporation